Software Development Outsourcing Agreement

软件技术外包协议

Snail Games USA Inc.

美国蜗牛游戏有限公司

and

与

Suzhou Snail Digital Technology Co., Ltd.

苏州蜗牛数字科技股份有限公司

Regarding

关于

Game Product

游戏产品

Project Aether

【九阴修仙】

APR/2026

2026 年 04 月

This Software Technology Outsourcing Agreement(“**Agreement**”) is made and entered into on 6th of April，2026 by and between **Snail Games USA Inc.** (“**Party A**”) and **Suzhou Snail Digital Technology Co., Ltd. (“Party B”)**. The contract effective date is April 1, 2026 (the “Effective Date”).

本软件技术外包协议（以下简称“**本协议**”）由【**Snail Games USA Inc.**】（以下简称“**甲方**”）与【**苏州蜗牛数字科技股份有限公司**】（以下简称“**乙方**”）于【2026】年【04】月【6】日签署。合同生效日期为2026年4月1日（“生效日期”）。

Contact information of both Parties:

双方基本信息：

Party A（甲方）: Snail Games USA Inc.

Address（地址）: 1424 Lincoln Blvd. Santa Monica, CA 90401

Fax（传真）: 310.526.6512

Party B（乙方）: Suzhou Snail Digital Technology Co., Ltd.

苏州蜗牛数字科技股份有限公司

Address（地址）: No. 277 Dongping Street, Suzhou Industrial Park, Jiangsu , China
中国苏州工业园区东平街277号
Fax（传真）: +86(512)67671231

Preface

前言

Whereas, Party A is a corporation duly incorporated under the laws of the United States of America. Party A is engaged in development and distribution of Internet games worldwide.

鉴于：甲方是一家依据美国法律设立、具有独立法人资格的互联网游戏开发公司。主要从事网络游戏的研发及全球发行。

Whereas, Party B is a limited liability company duly incorporated under the laws of the People's Republic of China. Party B is engaged in development and distribution of Internet games worldwide.

鉴于：乙方是一家依据中国法律设立、具有独立法人资格的互联网游戏开发公司。主要从事网络游戏的研发及全球发行。

NOW, THEREFORE, Party A entrusts Party B to carry out technical development for the content of the Nine Yin Sutra: Immortal product ("Project Aether", "Project"), and the Parties intending to be legally bound hereto hereby agree as follows:

综上，甲方就【九阴修仙】游戏相关项目的内容委托给乙方进行技术开发，经双方协商一致，签订协议如下：

1. SCOPE OF THE PROJECT
项目范围

1.1 Engine Customization Development

Customized development based on the unique features of the "**Project Aether**" Project, including technologies such as Spherical Voxel Planets (mineable), Automated Ecological Layouts of Planets, Solar Systems, Star Rings, Relics, etc., as well as related Model Prefabs, Server Management, Platform Tools, Anti-plugin tools, etc. (Please see **Exhibit A** for details).

定制开发

定制化的开发，游戏具备生存游戏的求生、开放大世界的探索内容，建筑游戏的沙盒搭建方式和 MMORPG 的联机等特色系统。主要包含以神识，法术和灵器组成的战斗系统，以寿元，灵根，境界，装备，雷劫为核心的成长模块。还有炼器，制符，炼丹，画阵，烹饪仙食，挖掘灵脉，耕种仙田，养殖仙兽，搭建仙居洞天等丰富的游戏玩法。包含洞天，秘境，仙门，空间碎片，大陆，海洋，岛屿等探索元素的游戏地图。（具体内容进度详见附件一）

1.2 Development Period: 1st of April, 2026 — 31st of March, 2027.

开发周期：2026 年 04 月 01 日— 2027 年 03 月 31 日.

2. RIGHTS AND OBLIGATIONS OF PARTY A
甲方权利和义务

2.1 Party A has the right to know the progress of the Project at any time, and Party B shall cooperate with it.

甲方有权随时以各种合法方式了解乙方项目制作过程进度，乙方应予积极配合。

2.2 Party A has the right to propose amendments to Party B. Party B shall seriously consider and accept Party A's opinions.

甲方有权向乙方提出修改意见，对于甲方的意见，乙方应认真考虑并接受。

2.3 Party A is obliged to complete the acceptance of the Project within 10 working days after the completion of each milestone deliverable, and Party B shall cooperate with it. If Party A fails to complete the acceptance of the project milestone deliverables within the time agreed in this agreement due to Party B's reasons, Party B shall bear the responsibilities.

甲方有义务在项目全部制作完成后 10 个工作日内完成项目验收，乙方应予积极配合。若由于乙方原因未能在本合同约定时间内完成项目的验收，由乙方承

担一切责任。

2.4 Party A has the right to require Party B to deliver the Project on time and in good quality and quantity.

甲方有权要求乙方按时保质保量地交付作品。

2.5 Party A owns the copyright, ownership and all other intellectual property rights to the Project delivered by Party B. Unless authorized by Party A in writing, no one including Party B has the right to exercise any rights to the Project. The ownership of all production originals produced during the development of the Project shall be owned by Party A.

甲方对乙方交付的作品拥有完整的著作权、所有权等一切权利，除非得到甲方书面授权，否则包括乙方在内的任何人均无权对该作品行使任何权利。乙方制作作品过程中产生的所有制作原稿的所有权属于甲方。

3. RIGHTS AND OBLIGATIONS OFPARTY B
乙方权利和义务

3.1 Party B is obliged to ensure the progress and quality of the Project development. Party B shall strictly follow the progress of the production plan schedule to complete the Project.

乙方有义务保证项目制作进度和质量。乙方应严格按照制作计划时间表的进度完成项目。

3.2 Party B shall have the right to consult with Party A in the course of the development process to understand any doubtful areas.

乙方在开发过程中，有权利向甲方咨询、了解有疑问的地方。

3.3 In the process of design and production, Party B shall try its best to assist Party A in realizing the modification requirements put forward by Party A in accordance with the Project requirements, and shall be examined and approved by Party A.

在设计和制作过程中，对甲方根据项目需求书提出的修改要求，乙方应尽力

协助实现，并经甲方审核。

3.4 Party B guarantees that the Project do not infringe anyone's intellectual property rights and other rights, if any legal dispute arises from the Project covered by this contract, Party B will be responsible for solving it and bear the liabilities, and Party A has nothing to do with it; if Party A suffers losses as a result of it, Party B will compensate Party A for the losses.

乙方保证其制作完成的作品不侵犯任何人的知识产权及其他权利，如因本合同涉及的作品引发任何侵权法律纠纷，由乙方负责解决并承担所有法律责任，与甲方无关；如因此而使甲方遭受损失的，由乙方赔偿甲方所有损失。

4. AMOUNT AND PAYMENT

项目金额及付款

4.1 Method of Payment: Wire transfer. Party A shall remit the payment to Party B via wire transfer on a quarterly basis, approximately once every three months. Party A shall initiate payment process after milestone deliverables are accepted by Party A team member, Michael Liu; provided that milestone deliverables are completed on time (adhering to the milestone schedule) and to the expected quality.

结算方式：电汇。甲方应按季度（大约每三个月一次）通过电汇向乙方支付款项。甲方应在里程碑交付成果经甲方团队成员 Michael Liu 验收后启动付款流程；前提是里程碑交付成果按时完成（符合里程碑进度安排）且质量达到预期。

4.2 Party B's Designated Bank Account

Company: Suzhou Snail Digital Technology Co., Ltd

Bank: China Construction Bank, Suzhou Branch

Acc No: 32250198883609814020

SWIFT BIC: PCBCCNBJJSS

Bank Address: 1F East Block Juzhong Ginza NO.122 Wangdun Road Suzhou Industrial Park China

乙方的银行账号信息如下:

公司名：苏州蜗牛数字科技股份有限公司

银行：中国建设银行苏州园区支行

账号：32250198883609814020

SWIFT BIC: PCBCCNBJJSS

银行地址：中国苏州工业园区旺墩路 122 号

4.3 Party A shall pay Party B the Project Amount of$ 1.966 million.

甲方须支付乙方本项目总价：【1,966,000】美元。

Milestone 1

– Party A shall pay Party B US$491,500. （Q2 2026, April 2026 – June 2026）

第 1 阶段，甲方应支付乙方 49.15 万美元（2026.4—2026.6）

Milestone 2

- Party A shall pay Party B US$491,500. （Q3 2026, July 2026 – September 2026）

第 2 阶段，甲方应支付乙方 49.15 万美元（2026.7—2026.9）

Milestone 3

- Party A shall pay Party B US$491,500. （Q4 2026, October 2026 – December 2026）

第 3 阶段，甲方应支付乙方 49.15 万美元（2026.10—2026.12）

Milestone 4

- Party A shall pay Party B US$491,500. （Q1 2027, January 2027 – March 2027）

第 4 阶段，甲方应支付乙方 49.15 万美元（2027.1—2027.3）

5. CONFIDENTIALITY

保密

5.1 The scope of confidentiality information and data is as follows: all data and information provided by Party A to Party B, and all data involved or formed in the process of development.

技术情报和资料的保密范围为：甲方提供给乙方的一切资料及信息、开发过程中所涉及或形成的全部资料。

5.2 The ownership of the information owned by Party A. Party B shall not disseminate or use it in any form.

资料的所有权归甲方所有，乙方不得以任何形式传播和使用。

5.3 Both parties agree that these terms and conditions shall be effective regardless of whether this contract is amended, discharged or terminated.

甲乙双方均认同不论本合同是否变更、解除、终止，本条款均有效。

6. DEFAULT LIABILITIES

违约责任

6.1 Party B shall be liable to Party A for breach the terms of the confidentiality.

乙方违反保密条款的约定，应向甲方承担违约责任。

7. DISPUTE RESOLUTION

争议解决

7.1 Any dispute, controversy or claim arising out of or relating to this Agreement, shall be first resolved through consultation between the parties. In case the dispute is not resolved by consultations, then any party may submit the dispute to the court where Party A is located for Litigation.

本协议于其履行过程中如发生争议，双方应本着友好合作的精神协商解决，协商不成，可以提请甲方所在地法院诉讼解决。

8. MISCELLANEOUS

其他事项

8.1 No Assignment

This Agreement shall be binding upon and shall be enforceable by each party hereto and its respective successors and permitted assigns. Except to the extent expressly stated otherwise, neither party may assign any of its rights or obligations hereunder to any third party without the prior written approval of the other party.

不得转让

本协议对每一方及其继承人或许可的受让人有约束力和执行力。除非另有明文约定，否则未经另一方事先书面同意，任何一方均不得向任何第三方转让其在本协议下的权利和义务。

8.2 Language and Counterparts

This Agreement is executed in the Chinese and English language in Two (2) originals. Each party shall hold One (1) original.

语言及正本

本协议以中英文书就，一式【2】份，双方各执【1】份。

8.3 Amendment

Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only in writing signed by both parties.

修改

除本协议另有约定外，本协议及其条款的任何修订、修改、放弃、免除或终止均应经双方书面签署方可进行。

8.4 Entire Agreement

This Agreement, together with Appendixes, shall constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all discussions, understandings, correspondence, notes, memoranda, proposals, negotiations and all other documents or agreements between them relating thereto.

协议完整性

本协议及附件构成双方之间关于本协议标的事项的全部协议，并取代双方之间先前所做的全部讨论、谅解书、书信、笔记、备忘录、建议、洽谈、和其他所有文件及协议。

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the date first above mentioned.

本协议于文首所载日期由双方正式授权代表签署，以资信守。

The Party A: Snail Games USA Inc.

甲方：美国蜗牛游戏有限公司

Authorized representative (授权代表):

Title（职位）: Chief Financial Officer

Date（日期）: 04/2026

The Party B: Suzhou Snail Digital Technology Co., Ltd.

乙方：苏州蜗牛数字科技股份有限公司

Authorized representative (授权代表):

Title（职位）:

Date（日期）: 2026 年 04 月

Exhibit A:

附件一：

Milestones 里程碑	Key Responsibilities 主要任务	Statement of Work 任务说明
Q2 2026 **2026 年 4 月-6 月**	Tool and Script Editor 法宝、法术编辑器	Interface with the Matrioshka team's combat module to prepare for the mass production of in-game items and abilities 对接 Matrioshka 团队战斗模块，为法宝、法术量产做准备
	Open World White-Box Level 大世界白盒关卡	Arrange twenty full-scale white-box levels within a single level to establish the player's sense of open-world navigation 20 个真实大小的白盒关卡并列在一个关卡内，用于明确用户大世界移动的感受
	Spiritual Energy and Land Parcel Data 灵气与地块数据	Implement mineable spiritual veins and assign data to land parcels for activities such as cultivation and refining 可挖掘的灵脉，给地块赋予数据，用于种植、修炼等行为
	Storage Bag 储物袋	Develop functions in accordance with the design plan provided by the US team and integrate with other in-game modules 根据 US 团队提供的设计案制作功能，并关联游戏其他模块
	Basic Function Development	Develop and improve functions across all modules

	基础功能制作	各块面功能制作、完善
	Confirmation of Art Asset Style 美术资源风格确认	Completion of art style confirmation by the U.S. team shall precede the mass production of resources 由 US 团队确认美术风格后进行资源量产
Q3 2026 **2026 年 7 月-9 月**	AI Editor AI 编辑器	Interface with the Matrioshka team's current AI module, confirm whether to adopt Suzhou team's or Matrioshka team's AI module, and develop the corresponding editor; enable NPCs to use the same animation blueprints as player characters instead of simulating behaviors 对接 Matrioshka 团队当前的 AI 模块，确认使用苏州团队还是 Matrioshka 团队的 AI 模块，并为之开发编辑器 使 NPC 采用和角色同样的动作蓝图，不再模拟行为
	Cloud-based Sandbox 云上沙盘	Stereoscopic Sandbox Levels with Rapid Traversal Across Regions 快速通行各区域的沙盘立体关卡
	NPC Data Storage NPC 数据储存	Enable permanent storage of NPC data on the server to support the development of subsequent functions NPC 数据可以永久保存于服务器，用于后续各类功能的开发
	Human Meridian Cultivation 人体经脉修炼	Allow players to enhance their characters' attributes through cultivating techniques, integrating with most of the game's combat and exploration modules; interface with the Matrioshka team's technique module to prepare for the mass production of cultivation techniques

		通过修炼功法强化身体，从而获得属性加成，关联游戏大部分战斗、探索模块；对接 Matrioshka 团队的功法模块，为功法量产做准备
	Quest and Rune Editor 任务、符文编辑器	Interface with the US team's rune module to prepare for the mass production of talismans and formations，Providing efficient mission editing tools and subsequent player mod support for both parties' teams. 对接 US 团队符文模块，为符箓、阵法量产做准备；为双方团队快捷编辑任务及后续玩家 mod 服务
	Game Content Configuration 游戏内容配置	Configuration work for all 4 maps in the Qi Refining Stage; configuration of Qi Refining Stage spells; configuration of Qi Refining Stage magic treasures, pills, and talismans; configuration of crafting system materials for the Qi Refining Stage; configuration of Qi Refining Stage cultivation techniques; initial numerical configuration; foundational questline. 炼气期 4 张地图的所有配置工作；配置炼气期法术；配置炼气期法宝、丹药、符箓；配置炼气期的炼制系统材料；配置炼气期功法；初期版数值配置；基础任务线
	Productization Content Production 产品化内容制作	UI, Main Interface, Camera, Controls, Settings. UI、主界面、操作、设置
	Basic Function Development 基础功能制作	Character creation process that includes: a questionnaire determining the character's background and spiritual root, and an appearance customization (face sculpting) system where the sculpted data grants character attributes. 包含身世、灵根问答选择，捏脸数据赋予属性的角色创建流程

	Art Resource Production 美术资源制作	Resource Integration: The development and production of resources, including, but not limited to, levels for the Qi Refining Stage, creatures, non-player characters (NPCs), artifacts, and related items. 资源整合；炼气期关卡、生物、NPC、法宝等资源制作
Q4 2026 **2026年10月-12月**	Sect System 宗门	Implement gameplay based on sect identity tokens; include cave mansion construction, sect construction, and large-scale sect conflict battles 基于宗门身份牌的玩法；洞府搭建、宗门搭建；宗门大型冲突对抗
	Construction System 搭建	Develop a complete construction system and a quick construction system; provide convenience and bonus effects for other modules 完整的搭建系统；快速搭建系统；赋予其他模块便利性、增益效果
	Game Content Configuration 游戏内容配置	Foundation Building Stage Tasks: 1. Complete all configuration tasks for the 3 maps of the Foundation Building Stage. 2. Complete the configuration of 2 instances. 3. Configure spells for the Foundation Building Stage. 4. Configure artifacts, elixirs, and talismans for the Foundation Building Stage. 5. Configure system materials for both the Qi Refining Stage and the Foundation Building Stage. 6. Configure cultivation techniques for the Foundation Building Stage.

		7. Perform numerical balance optimization. 筑基期 3 张地图的所有配置工作； 完成 2 个副本的配置； 配置筑建期法术； 配置筑建期法宝、丹药、符箓； 配置炼气期以及筑基期系统材料；配置筑基期功法；数值优化
	Basic Function Development 基础功能制作	Performance optimization; stress testing. 性能优化、压力测试
	Art Resource Production 美术资源制作	Resource Integration: The development and production of resources, including, but not limited to, levels, creatures, non-player characters (NPCs), and artifacts for the Foundation Building Stage. 资源整合；筑基期关卡、生物、NPC、法宝等资源制作
Q1 2027 **2027 年 01 月—03 月** **（A gameplay experience version offering approximately**	NPC Social NPC 社交	Interaction Implement social gameplay based on NPC favorability 基于 NPC 好感度的社交玩法
	Game Content Configuration 游戏内容配置	Development Tasks: 1. Complete all configuration work for 4 maps of the Foundation Building Stage and 1 map of the Golden Core Stage. 2. Complete the configuration of 4 instances. 3. Configure spells for the Golden Core Stage. 4. Configure artifacts, elixirs, and talismans for the Golden Core Stage. 5. Configure system materials for the Golden Core Stage refining system.

30 hours of content） **（30 小时游戏体验版本）**		6. Configure cultivation techniques for the Golden Core Stage. 7. Perform numerical balance optimization. 筑基期 4 张图；金丹期 1 张地图的所有配置工作；完成 4 个副本的配置；配置金丹期法术；配置金丹期法宝、丹药、符箓；配置金丹期炼制系统材料；配置金丹期功法；数值优化
	Basic Function Development 基础功能制作	New Player Onboarding / Tutorial System. Localization Content. 新手引导、本地化内容
	Art Resource Production 美术资源制作	Resource Integration: The development and production of resources, including, but not limited to, levels, creatures, non-player characters (NPCs), and artifacts for the Foundation Building Stage. 资源整合；筑基期关卡、生物、NPC、法宝等资源制作